EXHIBIT 99.1

2Q18

MB FINANCIAL, INC. REPORTS SECOND QUARTER 2018 NET INCOME

CHICAGO, July 19, 2018 – MB Financial, Inc. (NASDAQ: MBFI), the holding company for MB Financial Bank, N.A., today announced second quarter 2018 net income of $38.5 million compared to $56.8 million last quarter and $44.5 million in the second quarter a year ago.  Diluted earnings per common share were $0.42 in the second quarter of 2018 compared to $0.81 last quarter and $0.50 in the second quarter a year ago.

Operating Earnings (in thousands, except per share data)

The table below reconciles net income, as reported, to operating earnings excluding our Mortgage Banking Segment. As previously announced, we have discontinued our national mortgage origination business (substantially all originations outside of the Company's consumer banking footprint in the Chicagoland area). Therefore, we believe operating earnings excluding our Mortgage Banking Segment better reflect our primary operations until the wind down of the segment is complete, as we are retaining the mortgage servicing asset and residential mortgage loans on our balance sheet.

						Six Months Ended
						June 30,
	2Q18	1Q18	4Q17	3Q17	2Q17	2018	2017
Net income - as reported	$38,533	$56,757	$144,194	$60,843	$44,466	$95,290	$99,003
Non-core items, net of tax (1)	18,679	614	(96,814)	1,942	3,292	19,293	1,934
Operating earnings	57,212	57,371	47,380	62,785	47,758	114,583	100,937
Operating (loss) earnings - Mortgage Banking Segment	(3,359)	(295)	(815)	2,217	2,413	(3,654)	4,092
Operating earnings, excluding Mortgage Banking Segment	60,571	57,666	48,195	60,568	45,345	118,237	96,845
Dividends on preferred shares	3,000	3,100	2,000	2,002	2,002	6,100	4,005
Operating earnings available to common stockholders, excluding Mortgage Banking Segment	$57,571	$54,566	$46,195	$58,566	$43,343	$112,137	$92,840
Diluted earnings per common share - as reported (2) (3)	$0.42	$0.81	$1.67	$0.69	$0.50	$1.23	$1.12
Diluted operating earnings per common share, excluding Mortgage Banking Segment	$0.68	$0.64	$0.54	$0.69	$0.51	$1.32	$1.10

(1)
Non-core items represent the difference between non-core non-interest income and non-core non-interest expense net of tax. See "Non-GAAP Financial Information" section for details on non-core items starting on page 25. Non-core items for the second quarter of 2018 include approximately $14 million, net of tax, related to the discontinuation of our national mortgage origination business and approximately $5 million, net of tax, related to the pending merger with Fifth Third Bancorp ("Fifth Third").

(2)
The $0.81 diluted earnings per common share in the first quarter of 2018 were positively impacted by a $15.3 million, or $0.18 per common share, return from preferred stockholders due to the redemption of our 8% Series A non-cumulative perpetual preferred stock. The $15.3 million represents the excess carrying amount over the redemption price of the Series A preferred stock.

(3)
The $1.67 diluted earnings per common share in the fourth quarter of 2017 were positively impacted by a $104.2 million, or $1.23 per common share, tax benefit due to the enactment of the Tax Cuts and Jobs Act of 2017 (the "TCJ Act").

Key Items (compared to 1Q18)

Pending Merger
On May 20, 2018, we signed a definitive merger agreement with Fifth Third.

Operating Earnings

•
Operating earnings, excluding the Mortgage Banking Segment, increased $2.9 million, or 5.0%, to $60.6 million compared to the prior quarter. This increase resulted mostly from a $4.4 million (net of tax) increase in net interest income and an approximate $900 thousand decrease in income tax expense (due to a lower effective tax rate). These favorable variances were partly offset by a $2.5 million (net of tax) increase in professional and legal fees.

•	Diluted operating earnings per common share, excluding the Mortgage Banking Segment, were $0.68 compared to $0.64 in the prior quarter.

Loans

•	Loan balances, excluding purchased credit-impaired loans, decreased $105.7 million (-0.8%, or -3.1%, annualized).

•	Average loan balances, excluding purchased credit-impaired loans, decreased $58.6 million (-0.4%, or -1.7% annualized) to $13.7 billion due to a decrease in commercial real estate loans.

•	Average yield on loans, excluding accretion on loans acquired in bank mergers, increased 17 basis points to 4.50% from 4.33% in the prior quarter as a result of increases in short-term interest rates.

Deposits

•	Low-cost deposit balances ended the quarter essentially at the same level as the prior quarter end.

•	Average low-cost deposits increased $128.7 million (1.0%, or 4.2% annualized) to $12.5 billion due to a normal seasonal increase in non-interest bearing deposits.

•	Average cost of total deposits increased six basis points to 0.47%.

Net interest margin

•
Net interest margin on a fully tax equivalent basis, excluding accretion on loans acquired in bank mergers, increased seven basis points in the quarter to 3.62%. This increase was due to higher loan yields partly offset by increased funding costs.

•	Average interest earning assets increased $207.6 million mostly due to the purchase of residential mortgage-backed securities in March 2018.

•	Average cost of funds increased nine basis points to 0.67% due to higher rates paid on interest bearing liabilities.

Operating Segments (compared to 1Q18)

Banking

•	Operating earnings were $53.6 million, an increase of $4.5 million, or 9.2%, compared to the prior quarter.

•	This increase was due to an increase in net interest income (higher average loan and investment security yields) and card fees partly offset by an increase in professional and legal fees.

Leasing

•	Operating earnings were $7.0 million, a decrease of $1.6 million, or 18.7%, compared to the prior quarter.

•	Operating earnings for the quarter decreased as a result of lower promotional income partially offset by higher rental income and residual gains.

Mortgage Banking

•
On April 12, 2018, we announced the discontinuation of our national mortgage origination business, which includes substantially all originations outside of the Company's consumer banking footprint in the Chicagoland area.

•	Operating loss was $3.4 million compared to an operating loss of $295 thousand in the prior quarter.

•
The wind down of our national mortgage origination business is proceeding as planned. We project that, excluding any impact of our pending merger with Fifth Third, our remaining mortgage operations will earn quarterly pre-tax income of approximately $7.4 million beginning in the first quarter of 2019, as outlined in our first quarter 2018 earnings release.

Key Items (compared to six months ended June 30, 2017)

•
Operating earnings, excluding the Mortgage Banking Segment, increased $21.4 million, or 22.1%, to $118.2 million compared to the six months ended June 30, 2017. This increase resulted from the following items (net of tax): a $14.6 million increase in net interest income, an $8.3 million increase in our key fee initiatives revenue (mainly lease financing revenue), and an approximate $12 million decrease in income tax expense (lower effective tax rate). These increases were partly offset by a $14.9 million increase in non-interest expense with more than half of the increase in salaries and benefits.

•	Diluted operating earnings per common share, excluding the Mortgage Banking Segment, were $1.32 compared to $1.10 in the six months ended June 30, 2017, an increase of 20.0%.

Guidance on Selected Financial Items

In light of our pending merger with Fifth Third, we will no longer provide forward-looking financial guidance or update previously provided financial guidance except as otherwise provided in this release with respect to our mortgage operations.

Operating Segments

The Company currently has three reportable operating segments: Banking, Leasing, and Mortgage Banking. Our Banking Segment generates revenues primarily from its lending, deposit gathering, and fee business activities. Our Leasing Segment generates revenues through lease originations and related services. As a result of the discontinuation of our national mortgage origination business, we expect to stop operating the mortgage business as a defined segment with separate Mortgage Banking Segment reporting prior to the first quarter of 2019. The financial information below was adjusted for funds transfer pricing and internal allocations of certain expenses and excludes non-core non-interest income and expense.

Banking Segment

The following table summarizes certain financial information for the Banking Segment for the periods presented (in thousands):

						Six Months Ended
						June 30,
	2Q18	1Q18	4Q17	3Q17	2Q17	2018	2017
Net interest income	$146,614	$140,471	$140,180	$142,888	$135,982	$287,085	$267,431
Provision for credit losses	5,746	7,579	501	3,637	8,890	13,325	12,417
Net interest income after provision for credit losses	140,868	132,892	139,679	139,251	127,092	273,760	255,014
Non-interest income:
Lease financing revenue, net	2,165	1,535	1,795	1,097	1,326	3,700	2,871
Treasury management fees	15,066	15,156	15,234	14,508	14,499	30,222	29,188
Wealth management fees	8,969	9,121	9,024	8,702	8,498	18,090	17,018
Card fees	5,654	4,787	5,032	4,585	4,413	10,441	8,979
Capital markets and international banking fees	3,785	2,998	3,999	4,870	3,586	6,783	6,839
Other non-interest income	11,838	10,675	9,359	10,940	9,655	22,513	18,961
Total non-interest income	47,477	44,272	44,443	44,702	41,977	91,749	83,856
Non-interest expense:
Salaries and employee benefits expense:
Salaries	45,103	44,821	44,782	45,096	44,019	89,924	86,139
Commissions	941	953	1,119	877	1,121	1,894	2,228
Bonus and stock-based compensation	11,533	10,610	10,418	10,032	10,603	22,143	21,222
Other salaries and benefits (1)	15,721	15,207	14,119	14,604	12,698	30,928	26,403
Total salaries and employee benefits expense	73,298	71,591	70,438	70,609	68,441	144,889	135,992
Occupancy and equipment expense	13,308	14,089	13,769	12,372	12,298	27,397	24,415
Computer services and telecommunication expense	9,384	9,741	9,664	8,386	7,976	19,125	15,490
Professional and legal expense	4,846	1,359	1,967	1,239	1,455	6,205	3,055
Other operating expenses	18,665	16,745	18,817	16,757	18,793	35,410	37,048
Total non-interest expense	119,501	113,525	114,655	109,363	108,963	233,026	216,000
Income before income taxes	68,844	63,639	69,467	74,590	60,106	132,483	122,870
Income tax expense	15,237	14,539	25,734	20,064	18,915	29,776	36,083
Operating earnings	$53,607	$49,100	$43,733	$54,526	$41,191	$102,707	$86,787
Total assets (period end)	$16,581,205	$16,582,585	$16,448,960	$16,406,714	$16,320,111	$16,581,205	$16,320,111

(1)	Includes health insurance, payroll taxes, 401(k) and profit sharing contributions, overtime, and temporary help expenses.

Banking Segment operating earnings for the second quarter of 2018 increased $4.5 million compared to the prior quarter.

•
Net interest income increased due to higher average loan and investment security yields and average investment security balances partly offset by a higher cost of funds. Our average yield on loans increased as a result of an increase in short-term rates. Our average investment security yield and balances increased due to investments made in higher yielding residential mortgage-backed securities in March 2018.

•	Card fees increased due to higher prepaid and debit card fees as a result of increased sales and volume.

•	Capital markets and international banking fees increased due to higher syndication fees, swap fees, and foreign currency derivative income.

•	Salaries and benefits expense increased as a result of increased bonus and stock-based compensation expense.

•	Professional and legal fees increased due to case settlements and other legal and professional fees.

•	Other operating expenses increased mostly due to losses on other real estate owned properties (compared to gains in the prior quarter), higher FDIC premiums, and increased card expenses.

Banking Segment operating earnings for the six months ended June 30, 2018 increased $15.9 million, or 18.3%, compared to the same period last year.

•	Net interest income increased due to higher average loan yields and balances partly offset by higher cost of funds.

•	Non-interest income increased due to higher card fees (increased sales and volume in prepaid cards and higher credit card usage) and stronger earnings from Small Business Investment Companies.

•
Non-interest expense increased as a result of higher salaries and employee benefits expense, computer services and telecommunication expense (investments in new technology), and professional and legal fees (case settlements and other legal and professional fees). Salaries and employee benefits expense increased due to annual salary increases, new hires, higher health insurance costs, and higher 401(k) and profit sharing contributions expense.

•	Income tax expense decreased as a result of a decline in the effective tax rate.

Leasing Segment

The following table summarizes certain financial information for the Leasing Segment for the periods presented (in thousands):

						Six Months Ended
						June 30,
	2Q18	1Q18	4Q17	3Q17	2Q17	2018	2017
Net interest income	$2,349	$2,482	$2,602	$2,686	$2,345	$4,831	$4,614
Provision for credit losses	500	(24)	3,184	399	410	476	275
Net interest income after provision for credit losses	1,849	2,506	(582)	2,287	1,935	4,355	4,339
Non-interest income:
Lease financing revenue, net	21,435	23,938	22,576	22,534	17,474	45,373	37,727
Other non-interest income	1,160	899	1,168	26	676	2,059	1,849
Total non-interest income	22,595	24,837	23,744	22,560	18,150	47,432	39,576
Non-interest expense:
Salaries and employee benefits expense:
Salaries	6,021	5,917	5,361	5,029	4,623	11,938	9,433
Commissions	1,892	2,520	2,777	2,328	2,115	4,412	4,687
Bonus and stock-based compensation	1,205	974	1,761	1,228	1,045	2,179	2,000
Other salaries and benefits (1)	1,613	1,809	1,329	1,572	1,523	3,422	3,104
Total salaries and employee benefits expense	10,731	11,220	11,228	10,157	9,306	21,951	19,224
Occupancy and equipment expense	1,110	1,167	1,090	1,070	1,011	2,277	1,955
Computer services and telecommunication expense	492	505	595	456	431	997	889
Professional and legal expense	323	373	457	403	392	696	791
Other operating expenses	2,500	2,212	2,101	2,412	2,266	4,712	4,354
Total non-interest expense	15,156	15,477	15,471	14,498	13,406	30,633	27,213
Income before income taxes	9,288	11,866	7,691	10,349	6,679	21,154	16,702
Income tax expense	2,324	3,300	3,229	4,307	2,525	5,624	6,644
Operating earnings	$6,964	$8,566	$4,462	$6,042	$4,154	$15,530	$10,058
Total assets (period end)	$1,354,940	$1,360,117	$1,403,690	$1,307,459	$1,275,386	$1,354,940	$1,275,386

(1)	Includes health insurance, payroll taxes, 401(k) and profit sharing contributions, overtime, and temporary help expenses.

Leasing Segment operating earnings for the second quarter of 2018 decreased $1.6 million compared to the prior quarter.

•
Consistent with the second quarter in the previous year, lease financing revenue decreased as a result of lower promotional income. This cyclical decline in promotional income was partially offset by higher rental income and residual gains. Excluding promotional income, lease financing revenue increased by approximately 10%.

•	Non-interest expense decreased slightly due to a reduction in commissions expense resulting from a decrease in lease financing revenue in the quarter.

Leasing Segment operating earnings for the six months ended June 30, 2018 increased $5.5 million, or 54.4%, compared to the same period last year due largely to an increase in lease financing revenue as a result of higher residual gains and promotional income. Additionally, income tax expense declined as a result of a decrease in the effective tax rate.

Mortgage Banking Segment

The following table summarizes certain financial information for the Mortgage Banking Segment for the periods presented (in thousands):

						Six Months Ended
						June 30,
	2Q18	1Q18	4Q17	3Q17	2Q17	2018	2017
Net interest income	$10,106	$10,428	$10,611	$11,373	$10,667	$20,534	$19,992
Provision for credit losses	(27)	(47)	(42)	481	399	(74)	741
Net interest income after provision for credit losses	10,133	10,475	10,653	10,892	10,268	20,608	19,251
Non-interest income:
Mortgage origination revenue (1)	13,334	17,854	18,146	22,647	23,936	31,188	46,078
Mortgage servicing revenue	5,592	7,193	4,228	5,595	6,216	12,785	12,530
Other non-interest income	11	1	—	1	—	12	—
Total non-interest income	18,937	25,048	22,374	28,243	30,152	43,985	58,608
Non-interest expense:
Salaries and employee benefits expense:
Salaries	12,033	13,849	12,322	11,867	11,247	25,882	23,128
Commissions	4,790	3,962	4,407	6,001	6,494	8,752	11,426
Bonus and stock-based compensation	115	471	1,153	651	905	586	1,621
Other salaries and benefits (2)	4,539	4,924	4,705	4,746	4,952	9,463	9,930
Total salaries and employee benefits expense	21,477	23,206	22,587	23,265	23,598	44,683	46,105
Occupancy and equipment expense	2,032	2,138	1,868	1,940	1,969	4,170	3,948
Computer services and telecommunication expense	1,677	1,673	1,779	1,734	1,701	3,350	3,364
Professional and legal expense	266	162	490	467	600	428	1,195
Other operating expenses (1)	8,159	8,749	7,673	8,043	8,539	16,908	16,454
Total non-interest expense	33,611	35,928	34,397	35,449	36,407	69,539	71,066
Income (loss) before income taxes	(4,541)	(405)	(1,370)	3,686	4,013	(4,946)	6,793
Income tax (benefit) expense	(1,182)	(110)	(555)	1,469	1,600	(1,292)	2,701
Operating (loss) earnings	$(3,359)	$(295)	$(815)	$2,217	$2,413	$(3,654)	$4,092
Total assets (period end)	$2,030,412	$2,224,821	$2,234,290	$2,402,362	$2,369,560	$2,030,412	$2,369,560

(1)	2017 amounts were revised as certain costs to originate mortgage loans were reclassified from mortgage origination revenue to other operating expenses.

(2)	Includes health insurance, payroll taxes, 401(k) and profit sharing contributions, overtime, and temporary help expenses.

On April 12, 2018, the Company announced that it will be discontinuing its national mortgage origination business, which includes substantially all originations outside of the Company's consumer banking footprint in the Chicagoland area.

As expected, total non-interest income declined faster than expenses as a result of the wind down. The first phase of staff reductions was completed in early July. The wind down is expected to be completed in the fourth quarter of 2018. We project that, excluding any impact of the pending Fifth Third merger, remaining operations will earn quarterly pre-tax income of approximately $7.4 million beginning in the first quarter of 2019. We also continue to expect one-time exit expenses to range from $37 to $41 million.

Additional Mortgage Banking Segment Data

The following table presents additional information regarding the Mortgage Banking Segment (dollars in thousands):

						Six Months Ended
						June 30,
	2Q18	1Q18	4Q17	3Q17	2Q17	2018	2017
Mortgage origination revenue:
Gain on sale revenue, net	$9,756	$11,652	$13,376	$17,098	$18,000	$21,408	$33,607
Origination fees (1)	3,578	6,202	4,770	5,549	5,936	9,780	12,471
Total mortgage origination revenue	$13,334	$17,854	$18,146	$22,647	$23,936	$31,188	$46,078

Mortgage servicing revenue:
Servicing fees	$15,707	$16,068	$14,802	$14,531	$14,065	$31,775	$27,800
Amortization/prepayment of mortgage servicing rights (2)	(8,894)	(8,015)	(9,037)	(8,399)	(7,822)	(16,909)	(14,565)
Fair value changes of mortgage servicing rights	1,193	10,890	7,231	4,475	(6,195)	12,083	(2,112)
Economic hedge activity, net	(2,414)	(11,750)	(8,768)	(5,012)	6,168	(14,164)	1,407
Fair value changes of mortgage servicing rights net of economic hedge activity (3)	(1,221)	(860)	(1,537)	(537)	(27)	(2,081)	(705)
Total mortgage servicing revenue	$5,592	$7,193	$4,228	$5,595	$6,216	$12,785	$12,530

Mortgage servicing rights, at fair value:
Beginning balance	$291,561	$276,279	$261,446	$249,688	$251,498	$276,279	$238,011
Originations/purchases	12,769	12,407	16,639	15,682	12,207	25,176	28,354
Amortization/prepayment (2)	(8,894)	(8,015)	(9,037)	(8,399)	(7,822)	(16,909)	(14,565)
Fair value changes	1,193	10,890	7,231	4,475	(6,195)	12,083	(2,112)
Ending balance	$296,629	$291,561	$276,279	$261,446	$249,688	$296,629	$249,688

Mortgage servicing book (unpaid principal balance of loans serviced for others)	$22,643,179	$22,362,896	$21,993,128	$21,380,397	$20,823,016	$22,643,179	$20,823,016
Mortgage servicing rights valuation	1.31%	1.30%	1.26%	1.22%	1.20%	1.31%	1.20%

(1)	2017 amounts were revised as certain costs to originate mortgage loans were reclassified from mortgage origination revenue to other operating expenses.

(2)	Changes due to collection or realization of expected cash flows.

(3)
Approximately $500 thousand of the second quarter 2018 fair value change was due to an increase in delinquencies in the second quarter of 2018 resulting in higher anticipated collection costs and lower mortgage servicing rights asset value. In addition, approximately $300 thousand of the fair value change was due to higher than expected prepayments of mortgage servicing rights in the second quarter of 2018. Approximately $800 thousand of the fourth quarter 2017 fair value change was due to an increase in delinquencies in the fourth quarter of 2017.

FORWARD-LOOKING STATEMENTS

When used in this document and in reports filed with or furnished to the Securities and Exchange Commission (the "SEC"), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “guidance,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements may relate to our future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial items. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.

Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) the possibility that our actual results on selected items relating to our mortgage operations for which we have provided projections or estimates in this document will be materially different from such projections or estimates; (2) the ability to satisfy closing conditions to our pending merger with Fifth Third, including the approvals by our stockholders, on the expected terms and schedule; (3) the ability to obtain regulatory approvals required to complete our pending merger with Fifth Third, and the timing and conditions for such approvals; (4) delays in closing our pending merger with Fifth Third; (5) disruptions to our business resulting from our pending merger with Fifth Third; (6) the risk that funds obtained from capital raising activities will not be utilized efficiently or effectively; (7) expected revenues, cost savings, synergies, and other benefits from our other merger and acquisition activities might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (8) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan and lease losses, which could necessitate additional provisions for loan losses, resulting both from originated loans and loans acquired from other financial institutions; (9) the quality and composition of our securities portfolio; (10) competitive pressures among depository institutions; (11) interest rate movements and their impact on customer behavior, net interest margin and the value of our mortgage servicing rights; (12) the possibility that our mortgage banking business may experience increased volatility in its revenues and earnings and the possibility that the profitability of our mortgage banking business could be significantly reduced, both before and after the discontinuation of our national mortgage origination business, if we are unable to originate and sell mortgage loans at profitable margins or if changes in interest rates negatively impact the value of our mortgage servicing rights; (13) the impact of repricing and competitors’ pricing initiatives on loan and deposit products; (14) fluctuations in real estate values; (15) results of examinations of us and our bank subsidiary by regulatory authorities and the possibility that any such regulatory authority may, among other things, limit our business activities, require us to change our business mix, increase our allowance for loan and lease losses, write-down asset values or increase our capital levels, or affect our ability to borrow funds or maintain or increase deposits, which could adversely affect our liquidity and earnings; (16) our ability to adapt successfully to technological changes to meet customers’ needs and developments in the market place; (17) the possibility that security measures implemented might not be sufficient to mitigate the risk of a cyber attack or cyber theft, and that such security measures might not protect against systems failures or interruptions; (18) our ability to realize the residual values of our direct finance, leveraged, and operating leases; (19) our ability to access cost-effective funding; (20) changes in financial markets; (21) changes in economic conditions in general and in the Chicago metropolitan area in particular; (22) the costs, effects, and outcomes of litigation; (23) new legislation or regulatory changes, including but not limited to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") and regulations adopted thereunder, changes in capital requirements pursuant to the Dodd-Frank Act, changes in the interpretation and/or application of laws and regulations by regulatory authorities, other governmental initiatives affecting the financial services industry and changes in federal and/or state tax laws, including but not limited to the TCJ Act, or interpretations thereof by taxing authorities; (24) changes in accounting principles, policies or guidelines; and (25) future goodwill impairment due to changes in our business, changes in market conditions, or other factors.

We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

TABLES TO FOLLOW

CONSOLIDATED BALANCE SHEETS (Unaudited)

(Dollars in thousands)	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
ASSETS
Cash and due from banks	$373,448	$332,234	$397,880	$361,080	$348,550
Interest earning deposits with banks	119,672	50,624	181,341	82,636	115,707
Total cash and cash equivalents	493,120	382,858	579,221	443,716	464,257
Investment securities:
Securities available for sale, at fair value	1,647,260	1,679,011	1,408,326	1,497,543	1,567,071
Securities held to maturity, at amortized cost	923,036	933,319	959,082	994,238	1,022,912
Marketable equity securities, at fair value	10,922	11,124	—	—	—
Non-marketable securities - FHLB and FRB Stock	115,453	118,955	114,111	152,345	160,204
Total investment securities	2,696,671	2,742,409	2,481,519	2,644,126	2,750,187
Loans held for sale	423,367	561,549	548,578	722,754	718,916
Loans:
Total loans, excluding purchased credit-impaired loans	13,719,244	13,824,990	13,846,318	13,753,459	13,465,064
Purchased credit-impaired loans	101,001	109,990	119,744	131,919	149,077
Total loans	13,820,245	13,934,980	13,966,062	13,885,378	13,614,141
Less: Allowance for loan and lease losses	162,790	161,712	157,710	159,128	154,033
Net loans	13,657,455	13,773,268	13,808,352	13,726,250	13,460,108
Lease investments, net	433,505	408,798	409,051	371,541	346,036
Premises and equipment, net	281,458	281,791	286,690	286,482	288,148
Cash surrender value of life insurance	205,982	204,710	203,602	204,855	203,534
Goodwill	999,925	1,003,548	1,003,548	999,925	999,925
Other intangibles	50,968	52,864	54,766	56,745	58,783
Mortgage servicing rights, at fair value	296,629	291,561	276,279	261,446	249,688
Other real estate owned, net	10,869	10,528	9,736	13,020	11,063
Other real estate owned related to FDIC transactions	2,908	4,185	4,788	4,817	4,849
Other assets	413,700	449,454	420,810	380,858	409,563
Total assets	$19,966,557	$20,167,523	$20,086,940	$20,116,535	$19,965,057
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits:
Non-interest bearing	$6,347,208	$6,385,149	$6,381,512	$6,101,159	$6,388,292
Interest bearing	8,575,455	8,585,444	8,576,866	8,313,985	7,873,527
Total deposits	14,922,663	14,970,593	14,958,378	14,415,144	14,261,819
Short-term borrowings	651,462	717,679	861,039	1,865,415	1,993,358
Long-term borrowings	730,292	851,221	505,158	405,715	330,160
Junior subordinated notes issued to capital trusts	194,450	194,304	211,494	211,289	211,085
Accrued expenses and other liabilities	518,997	499,379	541,048	526,880	520,355
Total liabilities	17,017,864	17,233,176	17,077,117	17,424,443	17,316,777
Stockholders' Equity
Preferred stock	194,719	194,719	309,999	115,280	115,572
Common stock	861	860	858	858	857
Additional paid-in capital	1,698,057	1,692,650	1,691,007	1,685,971	1,681,252
Retained earnings	1,127,814	1,112,323	1,065,303	940,948	899,930
Accumulated other comprehensive (loss) income	(9,818)	(3,719)	3,584	9,772	10,520
Treasury stock	(62,940)	(62,486)	(60,928)	(60,737)	(59,851)
Total stockholders' equity	2,948,693	2,934,347	3,009,823	2,692,092	2,648,280
Total liabilities and stockholders' equity	$19,966,557	$20,167,523	$20,086,940	$20,116,535	$19,965,057

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

						Six Months Ended
						June 30,
(Dollars in thousands, except per share data)	2Q18	1Q18	4Q17	3Q17	2Q17	2018	2017
Interest income:
Loans:
Taxable	$164,401	$157,119	$154,631	$155,440	$143,426	$321,520	$277,163
Nontaxable	2,330	2,271	2,362	2,632	2,791	4,601	5,671
Investment securities:
Taxable	10,578	7,934	7,696	8,440	8,717	18,512	17,839
Nontaxable	9,439	9,476	9,677	9,731	9,837	18,915	19,810
Other interest earning accounts and Federal funds sold	244	131	600	327	228	375	427
Total interest income	186,992	176,931	174,966	176,570	164,999	363,923	320,910
Interest expense:
Deposits	17,386	15,032	13,552	10,865	8,793	32,418	16,268
Short-term borrowings	2,769	2,516	3,257	5,148	3,912	5,285	6,292
Long-term borrowings and junior subordinated notes	7,768	6,002	4,764	3,610	3,300	13,770	6,313
Total interest expense	27,923	23,550	21,573	19,623	16,005	51,473	28,873
Net interest income	159,069	153,381	153,393	156,947	148,994	312,450	292,037
Provision for credit losses	6,219	7,508	3,643	4,517	9,699	13,727	13,433
Net interest income after provision for credit losses	152,850	145,873	149,750	152,430	139,295	298,723	278,604
Non-interest income:
Mortgage banking revenue	18,926	25,047	22,374	28,242	30,152	43,973	58,608
Lease financing revenue, net	22,918	24,710	23,620	23,148	18,401	47,628	39,819
Treasury management fees	15,066	15,156	15,234	14,508	14,499	30,222	29,188
Wealth management fees	8,969	9,121	9,024	8,702	8,498	18,090	17,018
Card fees	5,654	4,787	5,032	4,585	4,413	10,441	8,979
Capital markets and international banking fees	3,785	2,998	3,999	4,870	3,586	6,783	6,839
Consumer and other deposit service fees	2,929	2,912	3,261	3,424	3,285	5,841	6,648
Brokerage fees	1,050	864	942	1,004	1,250	1,914	2,375
Loan service fees	2,148	2,245	2,197	2,114	2,037	4,393	4,006
Increase in cash surrender value of life insurance	1,272	1,108	1,511	1,321	1,301	2,380	2,589
Net (loss) gain on investment securities	(86)	(174)	111	83	137	(260)	368
Net loss on disposal of other assets	(397)	(357)	(2,016)	(180)	(4)	(754)	(127)
Other operating income	6,072	4,385	4,534	4,110	3,615	10,457	7,310
Total non-interest income	88,306	92,802	89,823	95,931	91,170	181,108	183,620
Non-interest expense:
Salaries and employee benefits expense	123,478	106,514	109,247	105,815	102,566	229,992	204,117
Occupancy and equipment expense	16,451	17,429	16,846	15,382	15,284	33,880	30,328
Computer services and telecommunication expense	10,871	11,156	11,304	10,062	9,785	22,027	19,225
Advertising and marketing expense	3,342	3,863	3,271	2,558	3,245	7,205	6,406
Professional and legal expense	8,887	1,898	2,957	2,109	2,450	10,785	5,141
Other intangible amortization expense	1,896	1,902	1,979	2,038	2,086	3,798	4,176
Branch exit and facilities impairment charges	340	—	(327)	2,773	6,589	340	5,907
Net loss (gain) recognized on other real estate owned and other related expense	1,048	47	(104)	(86)	690	1,095	1,534
Loss on extinguishment of debt	—	3,136	—	—	—	3,136	—
Other operating expenses	26,679	21,941	30,655	22,310	23,517	48,620	45,720
Total non-interest expense	192,992	167,886	175,828	162,961	166,212	360,878	322,554
Income before income taxes	48,164	70,789	63,745	85,400	64,253	118,953	139,670
Income tax expense (benefit)	9,631	14,032	(80,449)	24,557	19,787	23,663	40,667
Net income	38,533	56,757	144,194	60,843	44,466	95,290	99,003
Dividends on preferred shares	3,000	3,100	2,000	2,002	2,002	6,100	4,005
Return from preferred stockholders due to redemption	—	(15,280)	—	—	—	(15,280)	—
Net income available to common stockholders	$35,533	$68,937	$142,194	$58,841	$42,464	$104,470	$94,998

						Six Months Ended
						June 30,
	2Q18	1Q18	4Q17	3Q17	2Q17	2018	2017
Common share data:
Basic earnings per common share	$0.42	$0.82	$1.69	$0.70	$0.51	$1.24	$1.13
Diluted earnings per common share	0.42	0.81	1.67	0.69	0.50	1.23	1.12
Diluted operating earnings per common share, excluding Mortgage Banking Segment	0.68	0.64	0.54	0.69	0.51	1.32	1.10
Weighted average common shares outstanding for basic earnings per common share	84,253,966	84,065,681	83,946,637	83,891,175	83,842,963	84,160,344	83,753,195
Weighted average common shares outstanding for diluted earnings per common share	85,251,810	84,896,401	84,964,759	84,779,797	84,767,414	85,074,626	84,773,271
Common shares outstanding (at end of period)	84,194,594	84,052,547	83,917,892	83,887,097	83,869,517	84,194,594	83,869,517

SELECTED FINANCIAL DATA

						Six Months Ended
						June 30,
	2Q18	1Q18	4Q17	3Q17	2Q17	2018	2017
Performance Ratios:
Annualized return on average assets	0.77%	1.15%	2.84%	1.21%	0.92%	0.96%	1.04%
Annualized operating return, excluding Mortgage Banking Segment, on average assets (1)	1.35	1.32	1.07	1.37	1.06	1.34	1.14
Annualized return on average common equity	5.20	10.32	21.87	9.17	6.78	7.73	7.69
Annualized operating return, excluding Mortgage Banking Segment, on average common equity (1)	8.42	8.17	7.10	9.12	6.92	8.30	7.51
Annualized cash return on average tangible common equity (2)	8.73	17.15	36.90	15.81	11.94	12.87	13.57
Annualized cash operating return, excluding Mortgage Banking Segment, on average tangible common equity (3)	13.92	13.65	12.21	15.74	12.18	13.79	13.27
Efficiency ratio (4)	66.80	65.62	65.38	61.24	64.28	66.21	64.19
Efficiency ratio, excluding Mortgage Banking Segment (4)	60.40	59.72	59.48	56.15	59.34	60.07	59.16
Annualized net non-interest expense to average assets (5)	1.57	1.43	1.44	1.25	1.40	1.50	1.37
Core non-interest income to revenues (6)	35.34	37.45	36.18	36.91	36.77	36.39	37.40
Core non-interest income to revenues, excluding Mortgage Banking Segment(6)	31.43	31.97	31.38	30.72	29.40	31.70	30.27
Net interest margin - fully tax equivalent basis (7)	3.73	3.67	3.63	3.76	3.71	3.70	3.70
Net interest margin - fully tax equivalent basis excluding acquisition accounting discount accretion on bank merger loans (8)	3.62	3.55	3.49	3.56	3.54	3.58	3.52
Cost of funds (9)	0.67	0.58	0.51	0.46	0.39	0.62	0.36
Loans to deposits	92.61	93.08	93.37	96.32	95.46	92.61	95.46
Asset Quality Ratios:
Non-performing loans (10) to total loans	0.50%	0.44%	0.55%	0.36%	0.38%	0.50%	0.38%
Non-performing assets (10) to total assets	0.40	0.36	0.43	0.32	0.32	0.40	0.32
Allowance for loan and lease losses to non-performing loans (10)	237.56	263.72	205.33	314.39	295.07	237.56	295.07
Allowance for loan and lease losses to total loans	1.18	1.16	1.13	1.15	1.13	1.18	1.13
Net loan charge-offs (recoveries) to average loans, excluding loans held for sale (annualized)	0.15	0.10	0.16	(0.02)	(0.00)	0.12	(0.02)
Capital Ratios:
Tangible equity to tangible assets (11)	10.10%	9.89%	10.32%	8.68%	8.51%	10.10%	8.51%
Tangible common equity to tangible assets (12)	9.07	8.87	8.70	8.07	7.90	9.07	7.90
Tangible common equity to risk weighted assets (13)	9.99	9.85	9.71	8.99	8.90	9.99	8.90
Total capital to risk-weighted assets (14)	13.75	13.57	14.23	11.67	11.60	13.75	11.60
Tier 1 capital to risk-weighted assets (14)	10.81	10.64	11.20	9.46	9.37	10.81	9.37
Common equity tier 1 capital to risk-weighted assets (14)	9.68	9.51	9.40	8.80	8.70	9.68	8.70
Tier 1 capital to average assets (leverage ratio) (14)	9.74	9.73	10.02	8.59	8.60	9.74	8.60

						Six Months Ended
						June 30,
	2Q18	1Q18	4Q17	3Q17	2Q17	2018	2017
Per Share Data:
Book value per common share (15)	$32.71	$32.59	$32.17	$30.72	$30.20	$32.71	$30.20
Less: goodwill and other intangible assets, net of tax benefit, per common share	12.32	12.40	12.44	12.36	12.38	12.32	12.38
Tangible book value per common share (16)	$20.39	$20.19	$19.73	$18.36	$17.82	$20.39	$17.82
Cash dividends per common share	$0.24	$0.24	$0.21	$0.21	$0.21	$0.48	$0.40

(1)
Annualized operating return, excluding Mortgage Banking Segment, on average assets is computed by dividing annualized operating earnings, excluding Mortgage Banking Segment, by average total assets. Annualized operating return, excluding Mortgage Banking Segment, on average common equity is computed by dividing annualized operating earnings, excluding Mortgage Banking Segment, less dividends on preferred shares by average common equity. Operating earnings, excluding Mortgage Banking Segment, is defined as net income as reported less non-core items, net of tax and less operating earnings (loss) from our Mortgage Banking Segment.

(2)
Annualized cash return on average tangible common equity is computed by dividing net cash flow available to common stockholders (net income available to common stockholders, plus other intangibles amortization expense, net of tax benefit) by average tangible common equity (average common stockholders' equity less average goodwill and average other intangibles, net of tax benefit).

(3)
Annualized cash operating return, excluding Mortgage Banking Segment, on average tangible common equity is computed by dividing annualized cash operating earnings, excluding Mortgage Banking Segment, (operating earnings, excluding Mortgage Banking Segment, plus other intangibles amortization expense, net of tax benefit, less dividends on preferred shares) by average tangible common equity. Operating earnings, excluding Mortgage Banking Segment, is defined as net income as reported less non-core items, net of tax and less operating earnings (loss) from our Mortgage Banking Segment.

(4)
Equals total non-interest expense excluding non-core items divided by the sum of net interest income on a fully tax equivalent basis, total non-interest income less non-core items, and tax equivalent adjustment on the increase in cash surrender value of life insurance.

(5)
Equals total non-interest expense excluding non-core items less total non-interest income excluding non-core items plus the tax equivalent adjustment on the increase in cash surrender value of life insurance divided by average assets.

(6)
Equals total non-interest income excluding non-core items and tax equivalent adjustment on the increase in cash surrender value of life insurance divided by the sum of net interest income on a fully tax equivalent basis, total non-interest income less non-core items, and tax equivalent adjustment on the increase in cash surrender value of life insurance.

(7)	Represents net interest income on a fully tax equivalent basis assuming a Federal tax rate of 21% for 2018 and 35% for 2017, as a percentage of average interest earning assets.

(8)
Represents net interest income on a fully tax equivalent basis assuming a Federal tax rate of 21% for 2018 and 35% for 2017, excluding acquisition accounting discount accretion on bank merger loans as a percentage of average interest earning assets.

(9)	Equals total interest expense divided by the sum of average interest bearing liabilities and non-interest bearing deposits.

(10)
Non-performing loans exclude purchased credit-impaired loans and loans held for sale.  Non-performing assets exclude purchased credit-impaired loans, loans held for sale, and other real estate owned related to FDIC transactions.

(11)	Equals total ending stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total assets less goodwill and other intangibles, net of tax benefit.

(12)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total assets less goodwill and other intangibles, net of tax benefit.

(13)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by risk-weighted assets. Current quarter risk-weighted assets are estimated.

(14)	Current quarter ratios are estimated.

(15)	Equals total ending common stockholders’ equity divided by common shares outstanding.

(16)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by common shares outstanding.

BALANCE SHEET DETAILS TO FOLLOW

INVESTMENT SECURITIES

The following table sets forth, by type, the carrying value of our investment securities, excluding marketable equity securities and non-marketable FHLB and FRB stock, as well as the unrealized (loss) gain, net of our investment securities available for sale as of the dates indicated (in thousands):

	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
Securities available for sale:
Fair value
Government sponsored agencies and enterprises	$5,026	$22,885	$23,007	$23,146	$23,229
States and political subdivisions	350,061	366,906	379,325	385,829	387,351
Mortgage-backed securities	1,269,003	1,251,229	924,734	962,477	1,006,931
Corporate bonds	23,170	37,991	70,197	115,014	138,556
Equity securities (1)	—	—	11,063	11,077	11,004
Total fair value	$1,647,260	$1,679,011	$1,408,326	$1,497,543	$1,567,071

Unrealized (loss) gain, net
Government sponsored agencies and enterprises	$(72)	$(63)	$(6)	$69	$88
States and political subdivisions	11,134	11,848	15,512	19,642	19,966
Mortgage-backed securities	(20,502)	(15,166)	(8,414)	(2,101)	(1,233)
Corporate bonds	(9)	(29)	42	433	608
Equity securities (1)	—	—	(173)	(100)	(110)
Total unrealized (loss) gain, net	$(9,449)	$(3,410)	$6,961	$17,943	$19,319

Securities held to maturity, at amortized cost:
States and political subdivisions	$884,576	$874,306	$878,400	$888,576	$896,043
Mortgage-backed securities	38,460	59,013	80,682	105,662	126,869
Total amortized cost	$923,036	$933,319	$959,082	$994,238	$1,022,912

(1)	Reflected in marketable equity securities on the consolidated balance sheet following the adoption of the new investments in equity securities guidance on January 1, 2018.

The Company has no direct exposure to the State of Illinois, but approximately 20% of the state and political subdivisions portfolio consisted of securities issued by municipalities located in Illinois as of June 30, 2018.

LOAN PORTFOLIO

The following table sets forth the composition of the loan portfolio (excluding loans held for sale) based on balances as of the dates indicated (dollars in thousands):

	6/30/2018		3/31/2018		12/31/2017		9/30/2017		6/30/2017
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Commercial-related loans:
Commercial	$4,816,545	35%	$4,790,803	34%	$4,786,180	34%	$4,793,838	35%	$4,703,328	35%
Commercial loans collateralized by assignment of lease payments (lease loans)	2,100,460	15	2,095,189	15	2,113,135	15	2,074,215	15	2,076,911	15
Commercial real estate	3,929,327	28	4,093,045	29	4,147,529	30	4,094,706	29	3,882,754	29
Construction real estate	495,805	4	479,638	4	406,849	3	395,794	3	449,116	3
Total commercial-related loans	11,342,137	82	11,458,675	82	11,453,693	82	11,358,553	82	11,112,109	82
Other loans:
Residential real estate	1,352,625	10	1,391,900	10	1,432,458	10	1,433,595	10	1,411,259	10
Indirect vehicle	749,983	5	692,642	5	667,928	4	655,213	4	627,819	4
Home equity	192,785	1	202,920	1	219,098	2	228,726	2	238,952	2
Consumer	81,714	1	78,853	1	73,141	1	77,372	1	74,925	1
Total other loans	2,377,107	17	2,366,315	17	2,392,625	17	2,394,906	17	2,352,955	17
Total loans, excluding purchased credit-impaired loans	13,719,244	99	13,824,990	99	13,846,318	99	13,753,459	99	13,465,064	99
Purchased credit-impaired loans	101,001	1	109,990	1	119,744	1	131,919	1	149,077	1
Total loans	$13,820,245	100%	$13,934,980	100%	$13,966,062	100%	$13,885,378	100%	$13,614,141	100%
Change in total loans, excluding purchased credit-impaired loans:
From prior quarter	-0.8%		-0.2%		+0.7%		+2.1%		+5.3%
From same quarter one year ago	+1.9%		+8.1%		+9.8%		+11.1%		+33.8%

The following table sets forth the composition of the loan portfolio (excluding loans held for sale) based on average balances for the periods indicated (dollars in thousands):

	2Q18		1Q18		4Q17		3Q17		2Q17
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Commercial-related loans:
Commercial	$4,770,098	34%	$4,750,035	34%	$4,638,618	34%	$4,630,865	34%	$4,494,343	34%
Commercial loans collateralized by assignment of lease payments (lease loans)	2,065,688	15	2,084,396	15	2,074,655	15	2,057,461	15	1,989,397	15
Commercial real estate	4,033,421	29	4,133,826	30	4,131,179	30	3,953,639	29	3,790,911	29
Construction real estate	491,440	4	443,329	3	410,416	3	442,197	3	512,385	4
Total commercial-related loans	11,360,647	82	11,411,586	82	11,254,868	82	11,084,162	81	10,787,036	82
Other loans:
Residential real estate	1,371,020	10	1,415,374	10	1,430,219	10	1,433,866	11	1,331,369	10
Indirect vehicle	720,052	5	676,590	5	663,474	4	641,328	4	601,394	4
Home equity	199,334	1	211,729	1	223,445	2	234,460	2	243,232	2
Consumer	82,189	1	76,606	1	76,249	1	76,591	1	81,164	1
Total other loans	2,372,595	17	2,380,299	17	2,393,387	17	2,386,245	18	2,257,159	17
Total loans, excluding purchased credit-impaired loans	13,733,242	99	13,791,885	99	13,648,255	99	13,470,407	99	13,044,195	99
Purchased credit-impaired loans	105,781	1	113,942	1	127,781	1	139,246	1	161,218	1
Total loans	$13,839,023	100%	$13,905,827	100%	$13,776,036	100%	$13,609,653	100%	$13,205,413	100%
Change in total loans, excluding purchased credit-impaired loans:
From prior quarter	-0.4%		+1.1%		+1.3%		+3.3%		+4.1%
From same quarter one year ago	+5.3%		+10.1%		+10.5%		+23.2%		+31.4%

ASSET QUALITY

The following table presents a summary of criticized assets (excluding loans held for sale and excluding other real estate owned acquired as part of our FDIC-assisted transactions) as of the dates indicated (dollars in thousands):

	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
Non-performing loans:
Non-accrual loans (1)	$64,515	$60,151	$71,238	$49,926	$51,013
Loans 90 days or more past due, still accruing interest	4,010	1,169	5,570	689	1,190
Total non-performing loans	68,525	61,320	76,808	50,615	52,203
Other real estate owned	10,869	10,528	9,736	13,020	11,063
Repossessed assets	643	661	589	497	484
Total non-performing assets	$80,037	$72,509	$87,133	$64,132	$63,750
Potential problem loans (2)	$243,684	$208,201	$173,266	$160,840	$134,509
Purchased credit-impaired loans (3)	$101,001	$109,990	$119,744	$131,919	$149,077
Total non-performing, potential problem and purchased credit-impaired loans	$413,210	$379,511	$369,818	$343,374	$335,789

Total allowance for loan and lease losses	$162,790	$161,712	$157,710	$159,128	$154,033
Accruing restructured loans (4)	25,660	28,591	28,554	32,850	29,658
Total non-performing loans to total loans	0.50%	0.44%	0.55%	0.36%	0.38%
Total non-performing assets to total assets	0.40	0.36	0.43	0.32	0.32
Allowance for loan and lease losses to non-performing loans	237.56	263.72	205.33	314.39	295.07

(1)
Includes $26.2 million, $28.5 million, $30.8 million, $24.4 million, and $23.7 million of restructured loans on non-accrual status at June 30, 2018, March 31, 2018, December 31, 2017, September 30, 2017, and June 30, 2017, respectively.

(2)
We define potential problem loans as loans rated substandard that do not meet the definition of a non-performing loan.  Potential problem loans carry a higher probability of default and require additional attention by management.

(3)
Includes $43.6 million, $49.5 million, $54.9 million, $60.1 million, and $65.7 million of Government National Mortgage Association ("GNMA") loans that have been repurchased at June 30, 2018, March 31, 2018, December 31, 2017, September 30, 2017, and June 30, 2017, respectively.

(4)	Accruing restructured loans consist of loans that have been modified and are performing in accordance with those modified terms as of the dates indicated.

Potential problem loans increased in the second quarter of 2018 due to migrations from the health care and asset-based lending portfolios.

The following table presents data related to non-performing loans by category (excluding loans held for sale and purchased credit-impaired loans that were acquired as part of our FDIC-assisted transactions and bank mergers) as of the dates indicated (in thousands):

	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
Commercial and lease	$19,788	$13,843	$18,522	$8,493	$8,166
Commercial real estate	11,400	10,986	21,235	7,753	9,512
Consumer-related	37,337	36,491	37,051	34,369	34,525
Total non-performing loans	$68,525	$61,320	$76,808	$50,615	$52,203

Below is a reconciliation of the activity in our allowance for credit and loan and lease losses for the periods indicated (dollars in thousands):

						Six Months Ended
						June 30,
	2Q18	1Q18	4Q17	3Q17	2Q17	2018	2017
Allowance for credit losses, at beginning of period	$163,390	$159,408	$161,404	$156,297	$146,498	$159,408	$141,842
Provision for credit losses	6,219	7,508	3,643	4,517	9,699	13,727	13,433
Charge-offs	6,720	6,818	7,448	2,830	2,921	13,538	6,294
Recoveries	1,689	3,292	1,809	3,420	3,021	4,981	7,316
Net charge-offs (recoveries)	5,031	3,526	5,639	(590)	(100)	8,557	(1,022)
Allowance for credit losses, at end of period	164,578	163,390	159,408	161,404	156,297	164,578	156,297
Allowance for unfunded credit commitments	(1,788)	(1,678)	(1,698)	(2,276)	(2,264)	(1,788)	(2,264)
Allowance for loan and lease losses, at end of period	$162,790	$161,712	$157,710	$159,128	$154,033	$162,790	$154,033
Total loans, excluding loans held for sale	$13,820,245	$13,934,980	$13,966,062	$13,885,378	$13,614,141	$13,820,245	$13,614,141
Average loans, excluding loans held for sale	13,839,023	13,905,827	13,776,036	13,609,653	13,205,413	13,872,240	12,945,698
Allowance for loan and lease losses to total loans, excluding loans held for sale	1.18%	1.16%	1.13%	1.15%	1.13%	1.18%	1.13%
Net loan charge-offs (recoveries) to average loans, excluding loans held for sale (annualized)	0.15	0.10	0.16	(0.02)	(0.00)	0.12	(0.02)

The following table presents the three elements of the Company's allowance for loan and lease losses as of the dates indicated (dollars in thousands):

	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
Commercial related loans:
General reserve	$139,356	$137,284	$132,787	$137,617	$133,869
Specific reserve	6,544	7,290	6,056	2,453	1,800
Consumer related reserve	16,890	17,138	18,867	19,058	18,364
Total allowance for loan and lease losses	$162,790	$161,712	$157,710	$159,128	$154,033

Changes in the acquisition accounting discount for purchased credit-impaired ("PCI") and non-purchased credit-impaired ("Non-PCI") loans acquired in bank mergers were as follows for the three months ended June 30, 2018 (in thousands):

	Non-Accretable Discount - PCI Loans	Accretable Discount - PCI Loans	Accretable Discount - Non-PCI Loans	Total
Balance at beginning of period	$7,379	$10,267	$18,718	$36,364
Charge-offs, net	(874)	—	—	(874)
Accretion	—	(2,223)	(2,267)	(4,490)
Transfer (1)	(197)	197	—	—
Balance at end of period	$6,308	$8,241	$16,451	$31,000

(1)	The transfer from non-accretable discount on purchased credit-impaired loans to accretable discount was due to better than expected cash flows on several pools of purchased credit-impaired loans.

DEPOSIT MIX

The following table shows the composition of deposits based on balances as of the dates indicated (dollars in thousands):

	6/30/2018		3/31/2018		12/31/2017		9/30/2017		6/30/2017
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Low-cost deposits:
Non-interest bearing deposits	$6,347,208	43%	$6,385,149	43%	$6,381,512	43%	$6,101,159	42%	$6,388,292	45%
Money market, NOW, and interest bearing deposits	4,950,676	33	4,858,506	32	4,954,765	33	4,842,097	34	4,600,506	32
Savings deposits	1,181,078	8	1,229,968	8	1,167,810	8	1,088,194	7	1,109,155	8
Total low-cost deposits	12,478,962	84	12,473,623	83	12,504,087	84	12,031,450	83	12,097,953	85
Certificates of deposit:
Certificates of deposit	1,361,611	9	1,397,868	10	1,392,409	9	1,381,993	10	1,340,071	9
Brokered certificates of deposit	1,082,090	7	1,099,102	7	1,061,882	7	1,001,701	7	823,795	6
Total certificates of deposit	2,443,701	16	2,496,970	17	2,454,291	16	2,383,694	17	2,163,866	15
Total deposits	$14,922,663	100%	$14,970,593	100%	$14,958,378	100%	$14,415,144	100%	$14,261,819	100%
Change in total deposits:
From prior quarter	-0.3%		+0.1%		+3.8%		+1.1%		+1.9%
From same quarter one year ago	+4.6%		+6.9%		+6.0%		+1.0%		+24.7%

The following table shows the composition of deposits based on average balances for the periods indicated (dollars in thousands):

	2Q18		1Q18		4Q17		3Q17		2Q17
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Low-cost deposits:
Non-interest bearing deposits	$6,414,450	43%	$6,293,453	42%	$6,370,801	43%	$6,337,955	44%	$6,336,151	45%
Money market, NOW, and interest bearing deposits	4,878,700	32	4,871,501	33	4,976,854	33	4,740,210	33	4,506,765	32
Savings deposits	1,209,360	8	1,208,843	8	1,120,550	7	1,094,625	7	1,113,159	8
Total low-cost deposits	12,502,510	83	12,373,797	83	12,468,205	83	12,172,790	84	11,956,075	85
Certificates of deposit:
Certificates of deposit	1,400,201	10	1,383,260	10	1,393,210	10	1,369,401	10	1,317,995	9
Brokered certificates of deposit	1,093,525	7	1,075,056	7	1,092,990	7	869,687	6	820,026	6
Total certificates of deposit	2,493,726	17	2,458,316	17	2,486,200	17	2,239,088	16	2,138,021	15
Total deposits	$14,996,236	100%	$14,832,113	100%	$14,954,405	100%	$14,411,878	100%	$14,094,096	100%
Change in total deposits:
From prior quarter	+1.1%		-0.8%		+3.8%		+2.3%		+1.2%
From same quarter one year ago	+6.4%		+6.5%		+4.8%		+13.2%		+22.7%

STATEMENT OF OPERATIONS DETAILS TO FOLLOW

NET INTEREST MARGIN

The following table presents, for the periods indicated, the total dollar amount of interest income from average interest earning assets and the resultant yields, as well as the interest expense on average interest bearing liabilities, and the resultant costs, expressed both in dollars and rates (dollars in thousands):

	2Q18			1Q18			2Q17
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Interest Earning Assets:
Loans held for sale	$573,444	$5,429	3.79%	$545,392	$4,431	3.25%	$585,207	$5,434	3.71%
Loans (1) (2) (3):
Commercial-related loans:
Commercial	4,770,098	59,351	4.92	4,750,035	55,394	4.66	4,494,343	49,620	4.37
Commercial loans collateralized by assignment of lease payments (lease loans)	2,065,688	19,847	3.84	2,084,396	19,756	3.79	1,989,397	18,393	3.70
Commercial real estate	4,033,421	50,053	4.91	4,133,826	48,811	4.72	3,790,911	42,119	4.40
Construction real estate	491,440	5,943	4.78	443,329	4,865	4.39	512,385	5,344	4.13
Total commercial-related loans	11,360,647	135,194	4.72	11,411,586	128,826	4.52	10,787,036	115,476	4.24
Other loans:
Residential real estate	1,371,020	11,039	3.22	1,415,374	11,848	3.35	1,331,369	11,111	3.34
Indirect	720,052	8,646	4.82	676,590	7,928	4.75	601,394	6,935	4.63
Home equity	199,334	2,310	4.65	211,729	2,340	4.48	243,232	2,475	4.08
Consumer	82,189	828	4.04	76,606	799	4.23	81,164	815	4.03
Total other loans	2,372,595	22,823	3.85	2,380,299	22,915	3.88	2,257,159	21,336	3.79
Total loans, excluding purchased credit-impaired loans	13,733,242	158,017	4.57	13,791,885	151,741	4.41	13,044,195	136,812	4.16
Purchased credit-impaired loans	105,781	3,904	14.80	113,942	3,821	13.60	161,218	5,474	13.62
Total loans	13,839,023	161,921	4.64	13,905,827	155,562	4.48	13,205,413	142,286	4.28
Taxable investment securities	1,510,287	10,579	2.80	1,264,282	7,934	2.51	1,539,432	8,717	2.26
Investment securities exempt from federal income taxes (3)	1,222,531	11,948	3.91	1,226,319	11,995	3.91	1,263,213	15,134	4.79
Federal funds sold	265	2	2.17	72	0	1.80	145	1	1.37
Other interest earning deposits	129,274	242	0.75	125,351	131	0.42	87,549	227	1.04
Total interest earning assets	$17,274,824	$190,121	4.37%	$17,067,243	$180,053	4.22%	$16,680,959	$171,799	4.10%
Non-interest earning assets	2,882,363			2,871,314			2,708,504
Total assets	$20,157,187			$19,938,557			$19,389,463
Interest Bearing Liabilities:
Core funding:
Money market, NOW, and interest bearing deposits	$4,878,700	$7,647	0.63%	$4,871,501	$6,319	0.53%	$4,506,765	$3,284	0.29%
Savings deposits	1,209,360	886	0.29	1,208,843	816	0.27	1,113,159	244	0.09
Certificates of deposit	1,400,201	3,796	1.09	1,383,260	3,364	0.99	1,317,995	2,236	0.68
Customer repurchase agreements	222,033	247	0.45	216,526	169	0.32	182,062	97	0.21
Total core funding	7,710,294	12,576	0.65	7,680,130	10,668	0.56	7,119,981	5,861	0.33
Wholesale funding:
Brokered certificates of deposit (includes fee expense)	1,093,525	5,057	1.85	1,075,056	4,532	1.71	820,026	3,029	1.48
Other borrowings	1,512,888	10,290	2.69	1,431,735	8,350	2.33	2,035,391	7,115	1.38
Total wholesale funding	2,606,413	15,347	2.34	2,506,791	12,882	2.07	2,855,417	10,144	1.41
Total interest bearing liabilities	$10,316,707	$27,923	1.08%	$10,186,921	$23,550	0.93%	$9,975,398	$16,005	0.64%
Non-interest bearing deposits	6,414,450			6,293,453			6,336,151
Other non-interest bearing liabilities	490,314			496,914			451,071
Stockholders' equity	2,935,716			2,961,269			2,626,843
Total liabilities and stockholders' equity	$20,157,187			$19,938,557			$19,389,463
Net interest income/interest rate spread (4)		$162,198	3.29%		$156,503	3.29%		$155,794	3.46%
Taxable equivalent adjustment		3,129			3,122			6,800
Net interest income, as reported		$159,069			$153,381			$148,994
Net interest margin (5)			3.66%			3.59%			3.55%
Tax equivalent effect			0.07%			0.08%			0.16%
Net interest margin on a fully tax equivalent basis (5)			3.73%			3.67%			3.71%

(1)	Non-accrual loans are included in average loans.

(2)	Interest income includes amortization of deferred loan origination fees and costs.

(3)	Non-taxable loan and investment income is presented on a fully tax equivalent basis assuming a Federal tax rate of 21% for 2018 and 35% for 2017.

(4)
Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is presented on a fully tax equivalent basis.

(5)	Net interest margin represents net interest income as a percentage of average interest earning assets.

	Six Months Ended June 30,
	2018			2017
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Interest Earning Assets:
Loans held for sale	$559,495	$9,860	3.52%	$575,223	$10,467	3.64%
Loans (1) (2) (3):
Commercial-related loans:
Commercial	4,760,122	114,744	4.79	4,382,565	95,375	4.33
Commercial loans collateralized by assignment of lease payments (lease loans)	2,074,991	39,603	3.82	1,964,121	36,174	3.68
Commercial real estate	4,083,346	98,864	4.82	3,766,842	82,619	4.36
Construction real estate	467,517	10,808	4.60	533,382	10,913	4.07
Total commercial-related loans	11,385,976	264,019	4.62	10,646,910	225,081	4.21
Other loans:
Residential real estate	1,393,074	22,887	3.29	1,233,193	20,552	3.33
Indirect	698,441	16,574	4.79	577,166	13,046	4.56
Home equity	205,497	4,650	4.56	248,414	4,977	4.04
Consumer	79,413	1,627	4.13	81,363	1,615	4.00
Total other loans	2,376,425	45,738	3.87	2,140,136	40,190	3.77
Total loans, excluding purchased credit-impaired loans	13,762,401	309,757	4.49	12,787,046	265,271	4.14
Purchased credit-impaired loans	109,839	7,726	14.18	158,652	10,149	12.90
Total loans	13,872,240	317,483	4.56	12,945,698	275,420	4.24
Taxable investment securities	1,387,964	18,513	2.67	1,566,172	17,839	2.28
Investment securities exempt from federal income taxes (3)	1,224,415	23,943	3.91	1,270,640	30,478	4.80
Federal funds sold	169	2	2.09	92	1	1.34
Other interest earning deposits	127,323	373	0.59	108,932	426	0.79
Total interest earning assets	$17,171,606	$370,174	4.30%	$16,466,757	$334,631	4.05%
Non-interest earning assets	2,876,870			2,730,533
Total assets	$20,048,476			$19,197,290
Interest Bearing Liabilities:
Core funding:
Money market, NOW and interest bearing deposits	$4,875,120	$13,967	0.58%	$4,518,021	$5,906	0.26%
Savings deposits	1,209,103	1,703	0.28	1,122,407	499	0.09
Certificates of deposit	1,391,777	7,160	1.04	1,281,774	3,926	0.62
Customer repurchase agreements	219,295	415	0.38	190,473	197	0.21
Total core funding	7,695,295	23,245	0.61	7,112,675	10,528	0.30
Wholesale funding:
Brokered accounts (includes fee expense)	1,084,342	9,589	1.78	817,762	5,937	1.46
Other borrowings	1,472,536	18,639	2.52	1,927,988	12,408	1.28
Total wholesale funding	2,556,878	28,228	2.21	2,745,750	18,345	1.33
Total interest bearing liabilities	$10,252,173	$51,473	1.01%	$9,858,425	$28,873	0.59%
Non-interest bearing deposits	6,354,286			6,273,127
Other non-interest bearing liabilities	493,595			458,039
Stockholders' equity	2,948,422			2,607,699
Total liabilities and stockholders' equity	$20,048,476			$19,197,290
Net interest income/interest rate spread (4)		$318,701	3.29%		$305,758	3.46%
Taxable equivalent adjustment		6,251			13,721
Net interest income, as reported		$312,450			$292,037
Net interest margin (5)			3.63%			3.54%
Tax equivalent effect			0.07%			0.16%
Net interest margin on a fully tax equivalent basis (5)			3.70%			3.70%

(1)	Non-accrual loans are included in average loans.

(2)	Interest income includes amortization of deferred loan origination fees and costs.

(3)	Non-taxable loan and investment income is presented on a fully tax equivalent basis assuming a Federal tax rate of 21% for 2018 and 35% for 2017.

(4)
Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is presented on a fully tax equivalent basis.

(5)	Net interest margin represents net interest income as a percentage of average interest earning assets.

The tables below reflect the impact that the acquisition accounting loan discount accretion on acquired loans had on the loan yield and net interest margin on a fully tax equivalent basis for the periods indicated (dollars in thousands):

	2Q18			1Q18			2Q17
	Average Balance	Interest	Yield	Average Balance	Interest	Yield	Average Balance	Interest	Yield
Loan yield excluding acquisition accounting discount accretion on bank merger loans:
Total loans, as reported	$13,839,023	$161,921	4.64%	$13,905,827	$155,562	4.48%	$13,205,413	$142,286	4.28%
Less acquisition accounting discount on non-PCI loans	(17,584)	2,267		(19,887)	2,338		(29,492)	3,869
Less acquisition accounting discount on PCI loans	(16,098)	2,223		(18,696)	2,411		(32,946)	2,831
Total loans, excluding acquisition accounting discount on bank merger loans	$13,872,705	$157,431	4.50%	$13,944,410	$150,813	4.33%	$13,267,851	$135,586	4.06%

Net interest margin on a fully tax equivalent basis, excluding acquisition accounting discount accretion on bank merger loans:
Total interest earning assets, as reported	$17,274,824	$162,198	3.73%	$17,067,243	$156,503	3.67%	$16,680,959	$155,794	3.71%
Less acquisition accounting discount on non-PCI loans	(17,584)	2,267		(19,887)	2,338		(29,492)	3,869
Less acquisition accounting discount on PCI loans	(16,098)	2,223		(18,696)	2,411		(32,946)	2,831
Total interest earning assets/net interest margin on a fully tax equivalent basis, excluding acquisition accounting discount on bank merger loans	$17,308,506	$157,708	3.62%	$17,105,826	$151,754	3.55%	$16,743,397	$149,094	3.54%

	Six Months Ended June 30,
	2018			2017
	Average Balance	Interest	Yield	Average Balance	Interest	Yield
Loan yield excluding acquisition accounting discount accretion on bank merger loans:
Total loans, as reported	$13,872,240	$317,483	4.56%	$12,945,698	$275,420	4.24%
Less acquisition accounting discount on non-PCI loans	(18,754)	4,605		(31,877)	8,839
Less acquisition accounting discount on PCI loans	(17,147)	4,634		(36,726)	5,019
Total loans, excluding acquisition accounting discount on bank merger loans	$13,908,141	$308,244	4.42%	$13,014,301	$261,562	4.01%

Net interest margin on a fully tax equivalent basis, excluding acquisition accounting discount accretion on bank merger loans:
Total interest earning assets, as reported	$17,171,606	$318,701	3.70%	$16,466,757	$305,758	3.70%
Less acquisition accounting discount on non-PCI loans	(18,754)	4,605		(31,877)	8,839
Less acquisition accounting discount on PCI loans	(17,147)	4,634		(36,726)	5,019
Total interest earning assets/net interest margin on a fully tax equivalent basis, excluding acquisition accounting discount on bank merger loans	$17,207,507	$309,462	3.58%	$16,535,360	$291,900	3.52%

NON-INTEREST INCOME

The following table presents non-interest income (in thousands):

						Six Months Ended
						June 30,
	2Q18	1Q18	4Q17	3Q17	2Q17	2018	2017
Core non-interest income:
Key fee initiatives:
Lease financing revenue, net	$22,918	$24,710	$23,620	$23,148	$18,401	$47,628	$39,819
Treasury management fees	15,066	15,156	15,234	14,508	14,499	30,222	29,188
Wealth management fees	8,969	9,121	9,024	8,702	8,498	18,090	17,018
Card fees	5,654	4,787	5,032	4,585	4,413	10,441	8,979
Capital markets and international banking fees	3,785	2,998	3,999	4,870	3,586	6,783	6,839
Total key fee initiatives	56,392	56,772	56,909	55,813	49,397	113,164	101,843
Mortgage banking revenue	18,926	25,047	22,374	28,242	30,152	43,973	58,608
Consumer and other deposit service fees	2,929	2,912	3,261	3,424	3,285	5,841	6,648
Brokerage fees	1,050	864	942	1,004	1,250	1,914	2,375
Loan service fees	2,148	2,245	2,197	2,114	2,037	4,393	4,006
Increase in cash surrender value of life insurance	1,272	1,108	1,511	1,321	1,301	2,380	2,589
Other operating income	5,610	4,445	2,616	3,104	2,458	10,055	5,192
Total core non-interest income	88,327	93,393	89,810	95,022	89,880	181,720	181,261
Non-core non-interest income:
Net (loss) gain on investment securities	(86)	(174)	111	83	137	(260)	368
Net loss on disposal of other assets	(397)	(357)	(2,016)	(180)	(4)	(754)	(127)
Recovery of low to moderate income real estate investment (1)	—	—	1,006	210	488	—	488
Increase (decrease) in market value of assets held in trust for deferred compensation (1)	462	(60)	912	796	669	402	1,630
Total non-core non-interest income	(21)	(591)	13	909	1,290	(612)	2,359
Total non-interest income	$88,306	$92,802	$89,823	$95,931	$91,170	$181,108	$183,620

(1)	Resides in other operating income in the consolidated statements of operations.

NON-INTEREST EXPENSE

The following table presents non-interest expense (in thousands):

						Six Months Ended
						June 30,
	2Q18	1Q18	4Q17	3Q17	2Q17	2018	2017
Core non-interest expense: (1)
Salaries and employee benefits expense:
Salaries	$63,157	$64,587	$62,465	$61,992	$59,889	$127,744	$118,700
Commissions	7,623	7,435	8,303	9,206	9,730	15,058	18,341
Bonus and stock-based compensation	12,853	12,055	13,332	11,911	12,553	24,908	24,843
Other salaries and benefits (2)	21,873	21,940	20,153	20,922	19,173	43,813	39,437
Total salaries and employee benefits expense	105,506	106,017	104,253	104,031	101,345	211,523	201,321
Occupancy and equipment expense	16,450	17,394	16,727	15,382	15,278	33,844	30,318
Computer services and telecommunication expense	10,871	11,156	11,287	10,093	9,709	22,027	18,964
Advertising and marketing expense	3,342	3,837	3,266	2,558	3,245	7,179	6,406
Professional and legal expense	5,434	1,894	2,914	2,109	2,447	7,328	5,041
Other intangible amortization expense	1,896	1,902	1,979	2,038	2,086	3,798	4,176
Net loss (gain) recognized on other real estate owned (A)	879	(143)	(151)	84	706	736	1,313
Other real estate expense, net (A)	169	190	47	(170)	(16)	359	221
Other operating expenses	23,039	21,919	23,450	22,702	23,577	44,958	45,740
Total core non-interest expense	167,586	164,166	163,772	158,827	158,377	331,752	313,500
Non-core non-interest expense: (1)
Merger related and repositioning expenses (B)	24,944	644	944	1,579	7,166	25,588	7,424
One-time bonuses	—	—	2,700	—	—
Branch exit and facilities impairment charges	—	—	—	1,759	—	—	—
Loss on extinguishment of debt	—	3,136	—	—	—	3,136	—
Contribution to MB Financial Charitable Foundation (C)	—	—	7,500	—	—	—	—
Increase (decrease) in market value of assets held in trust for deferred compensation (D)	462	(60)	912	796	669	402	1,630
Total non-core non-interest expense	25,406	3,720	12,056	4,134	7,835	29,126	9,054
Total non-interest expense	$192,992	$167,886	$175,828	$162,961	$166,212	$360,878	$322,554

(1)
Letters denote the corresponding line items where these items reside in the consolidated statements of operations as follows:  A – Net loss (gain) recognized on other real estate owned and other expense, B – See merger related and repositioning expenses table below, C – Other operating expenses, and D – Salaries and employee benefits.

(2)	Includes health insurance, payroll taxes, 401(k) and profit sharing contributions, overtime, and temporary help expenses.

The following table presents the detail of merger related and repositioning expenses (in thousands):

						Six Months Ended
						June 30,
	2Q18	1Q18	4Q17	3Q17	2Q17	2018	2017
Merger related and repositioning expenses (1):
Salaries and employee benefits expense	$17,510	$557	$1,382	$988	$552	$18,067	$1,166
Occupancy and equipment expense	1	35	119	—	6	36	10
Computer services and telecommunication expense	—	—	17	(31)	76	—	261
Advertising and marketing expense	—	26	5	—	—	26	—
Professional and legal expense	3,453	4	43	—	3	3,457	100
Branch exit and facilities impairment charges (2)	340	—	(327)	1,014	6,589	340	5,907
Contingent consideration expense (3)	—	—	(454)	—	—	—	—
Other operating expenses (4)	3,640	22	159	(392)	(60)	3,662	(20)
Total merger related and repositioning expenses	$24,944	$644	$944	$1,579	$7,166	$25,588	$7,424

(1)
Includes costs incurred in connection with the pending merger with Fifth Third, the discontinuation of our national mortgage origination business, the mortgage banking acquisition, and the American Chartered merger. For the second quarter of 2018, approximately $19 million relates to the discontinuation of our national mortgage origination business and approximately $6 million relates to the pending merger with Fifth Third.

(2)
Includes the following items: exit charges related to the closing of five of our mortgage retail offices in the second quarter of 2018; gains on previously closed branch facilities in the fourth quarter of 2017; costs associated with office space reconfiguration in the third quarter of 2017; and exit charges on branches closed in the second quarter of 2017 due to the American Chartered merger.

(3)
Includes an increase in our contingent consideration accrual for our acquisition of Celtic Leasing Corp. as a result of stronger lease residual performance than previously estimated. Also includes a decrease in our contingent consideration accrual for our acquisition of MSA Holdings, LLC. Resides in other operating expenses in the consolidated statements of operations.

(4)	Includes a $3.6 million goodwill impairment charge at the Mortgage Banking Segment in the second quarter of 2018.

The following table presents an alternative view of non-interest expense for the periods presented (in thousands):

						Six Months Ended
						June 30,
	2Q18	1Q18	4Q17	3Q17	2Q17	2018	2017

Core non-interest expense (1)	$167,586	$164,166	$163,772	$158,827	$158,377	$331,752	$313,500
Less commissions (2)	7,623	7,435	8,303	9,206	9,730	15,058	18,341
Less net (gain) loss recognized on other real estate owned (3)	879	(143)	(151)	84	706	736	1,313
Less non-repeatable 4Q17 expenses (4)	—	—	2,600	—	—	—	—
Run-rate of non-interest expense	$159,084	$156,874	$153,020	$149,537	$147,941	$315,958	$293,846
Percent change from prior period	+1.4%	+2.5%	+2.3%	+1.1%		+7.5%

(1)	See "Non-interest Expense" section for reconciliation of core non-interest expense to total non-interest expense as reported.

(2)	Resides in salaries and employee benefits expense on the consolidated statements of operations.

(3)	Resides in net loss (gain) recognized on other real estate owned and other expense on the consolidated statements of operations.

(4)
Includes a portion of expenses from the following: occupancy and equipment expense, computer services and telecommunication expense, professional and legal expense, and other operating expense (travel, postage, and operating losses).

INCOME TAX EXPENSE

The following table presents information on our income tax rate (dollars in thousands):

						Six Months Ended
						June 30,
	2Q18	1Q18	4Q17	3Q17	2Q17	2018	2017
Income before income taxes - as reported	$48,164	$70,789	$63,745	$85,400	$64,253	$118,953	$139,670
Tax at Federal statutory rate (21% for 2018 and 35% for 2017)	10,114	14,866	22,310	29,890	22,489	24,980	48,885

Increase (decrease) due to:
Tax exempt income, net	(2,681)	(2,639)	(4,673)	(4,665)	(4,815)	(5,320)	(9,715)
State tax expense (benefit), net of Federal impact	2,593	3,964	3,103	4,101	2,727	6,557	5,491
Other items, net	931	586	1,131	(802)	261	1,517	1,068
Tax expense before discrete items	10,957	16,777	21,871	28,524	20,662	27,734	45,729
Income tax rate before discrete items (effective tax rate)	22.7%	23.7%	34.3%	33.4%	32.2%	23.3%	32.7%

Discrete tax expense (benefit) items (1)	(483)	(201)	1,919	(1,643)	(220)	(684)	(2,958)
Discrete tax benefit corporate tax rate changes (2)	(843)	(2,544)	(104,239)	(2,324)	—	(3,387)	—
Discrete tax expense (benefit) merger related items (3)	—	—	—	—	(655)	—	(2,104)
Income tax expense - as reported	$9,631	$14,032	$(80,449)	$24,557	$19,787	$23,663	$40,667
Income tax rate	20.0%	19.8%	(126.2)%	28.8%	30.8%	19.9%	29.1%

(1)
Includes tax benefits on the vesting of restricted shares, exercise of options, and other compensation as well as non-deductible merger expenses and the $2.1 million increase in state income tax accruals due to income allocation to high income tax rate jurisdictions for the fourth quarter of 2017.

(2)
Includes tax benefit due to the impact of the Illinois state income tax rate increase (effective July 1, 2017) on our deferred tax assets and the impact of the Federal income tax rate decrease due to the TCJ Act (enacted on December 22, 2017) on our net deferred tax liabilities.

(3)	Includes reversals of a tax liability no longer needed specifically related to two entities we acquired and certain non-deductible merger related items.

NON-GAAP FINANCIAL INFORMATION

This document contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP). These measures include operating earnings, operating earnings excluding the Mortgage Banking Segment, core non-interest income, core non-interest income to revenues (including and excluding Mortgage Banking Segment) (with non-core items excluded from both core non-interest income and revenues), core non-interest expense, non-core non-interest income, and non-core non-interest expense, net interest income on a fully tax equivalent basis, net interest margin on a fully tax equivalent basis, net interest margin on a fully tax equivalent basis excluding acquisition accounting discount accretion on bank merger loans, efficiency ratio (including and excluding Mortgage Banking Segment), and the ratio of annualized net non-interest expense to average assets with net gains and losses on investment securities, net losses on disposal of other assets, recovery of low to moderate income real estate investment, and increase and decrease in market value of assets held in trust for deferred compensation excluded from the non-interest income components of these ratios and branch exit and facilities impairment charges, merger related and repositioning expenses, restructuring severance charges, one-time bonuses, loss on extinguishment of debt, increase and decrease in market value of assets held in trust for deferred compensation, and contribution to MB Financial Charitable Foundation excluded from the non-interest expense components of these ratios, with tax equivalent adjustment for tax-exempt interest income and increase in cash surrender value of life insurance, as applicable; ratios of tangible equity to tangible assets, tangible common equity to tangible assets, and tangible common equity to risk-weighted assets; tangible book value per common share; annualized operating return, excluding Mortgage Banking Segment, on average assets, annualized operating return, excluding Mortgage Banking Segment, on average common equity, annualized cash return, excluding Mortgage Banking Segment, on average tangible common equity, and annualized cash operating return, excluding Mortgage Banking Segment, on average tangible common equity. Our management uses these non-GAAP measures, together with the related GAAP measures, in its analysis of our performance and in making business decisions. Management also uses these measures for peer comparisons.

Management believes that operating earnings, operating earnings excluding Mortgage Banking Segment, core and non-core non-interest income, and core and non-core non-interest expense are useful in assessing our core operating performance and in understanding the primary drivers of our non-interest income and non-interest expense when comparing periods.

Management believes that operating earnings adjusted for merger related and repositioning expenses is a useful measure because it excludes expenses that can significantly fluctuate from acquisition to acquisition. In addition, management believes that excluding these expenses provides investors and analysts a measure to better understand the Company's primary operations when comparing the periods presented in the earnings release.

The tax equivalent adjustment to net interest income, net interest margin, tax-exempt interest income, and increase in cash surrender value of life insurance recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a Federal tax rate of 21% for 2018 and 35% for 2017. Management believes that it is a standard practice in the banking industry to present net interest income and net interest margin on a fully tax equivalent basis, and accordingly believes that providing these measures may be useful for peer comparison purposes. For the same reasons, management believes that the tax equivalent adjustments to tax-exempt interest income and increase in cash surrender value of life insurance are useful.

Management also believes that by excluding net gains and losses on investment securities, net losses on disposal of other assets, recovery of low to moderate income real estate investment, and increase and decrease in market value of assets held in trust for deferred compensation from the non-interest income components, and excluding branch exit and facilities impairment charges, merger related and repositioning expenses, restructuring severance charges, one-time bonuses, loss on extinguishment of debt, increase and decrease in market value of assets held in trust for deferred compensation, and contribution to MB Financial Charitable Foundation from the non-interest expense components, of the efficiency ratio and the ratio of annualized net non-interest expense to average assets, these ratios better reflect our core operating performance, as the excluded items do not pertain to our core business operations and their exclusion makes these ratios more meaningful when comparing our operating results from period to period.

The other measures exclude the acquisition-related goodwill and other intangible assets, net of tax benefit, in determining tangible assets, tangible equity, tangible common equity, and average tangible common equity and exclude other intangible amortization expense, net of tax benefit, in determining net cash flow available to common stockholders. Management believes the presentation of these other financial measures, excluding the impact of such items, provides useful supplemental information that is helpful in understanding our financial results, as they provide a method to assess management’s success in utilizing our tangible capital, as well as our capital strength. Management also believes that providing measures that exclude balances of acquisition-related goodwill and other intangible assets, which are subjective components of valuation, facilitates the comparison of our performance with the performance of our peers. In addition, management believes that these are standard financial measures used in the banking industry to evaluate performance.

The non-GAAP disclosures contained herein should not be viewed as substitutes for the results determined to be in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Reconciliations of net interest margin on a fully tax equivalent basis to net interest margin and net interest margin on a fully tax equivalent basis excluding acquisition accounting discount accretion on bank merger loans to net interest margin are contained in the tables under "Net Interest Margin." A reconciliation of tangible book value per common share to book value per common share is contained in the "Selected Financial Data" table. Reconciliations of core and non-core non-interest income and non-interest expense to non-interest income and non-interest expense are contained in the tables under "Non-interest Income" and "Non-interest Expense."

The following table presents a reconciliation of tangible equity to stockholders' equity (in thousands):

	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
Stockholders' equity - as reported	$2,948,693	$2,934,347	$3,009,823	$2,692,092	$2,648,280
Less goodwill	999,925	1,003,548	1,003,548	999,925	999,925
Less other intangible assets, net of tax benefit	37,334	38,723	40,116	36,884	38,209
Tangible equity	$1,911,434	$1,892,076	$1,966,159	$1,655,283	$1,610,146

The following table presents a reconciliation of tangible assets to total assets (in thousands):

	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
Total assets - as reported	$19,966,557	$20,167,523	$20,086,940	$20,116,535	$19,965,057
Less goodwill	999,925	1,003,548	1,003,548	999,925	999,925
Less other intangible assets, net of tax benefit	37,334	38,723	40,116	36,884	38,209
Tangible assets	$18,929,298	$19,125,252	$19,043,276	$19,079,726	$18,926,923

The following table presents a reconciliation of tangible common equity to common stockholders' equity (in thousands):

	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
Common stockholders' equity - as reported	$2,753,974	$2,739,628	$2,699,824	$2,576,812	$2,532,708
Less goodwill	999,925	1,003,548	1,003,548	999,925	999,925
Less other intangible assets, net of tax benefit	37,334	38,723	40,116	36,884	38,209
Tangible common equity	$1,716,715	$1,697,357	$1,656,160	$1,540,003	$1,494,574

The following table presents a reconciliation of average tangible common equity to average common stockholders’ equity (in thousands):

						Six Months Ended
						June 30,
	2Q18	1Q18	4Q17	3Q17	2Q17	2018	2017
Average common stockholders' equity - as reported	$2,740,997	$2,708,911	$2,579,896	$2,546,744	$2,511,271	$2,725,042	$2,492,127
Less average goodwill	1,001,119	1,003,548	1,001,027	999,925	999,925	1,002,327	1,000,462
Less average other intangible assets, net of tax benefit	37,804	39,212	36,049	37,346	38,836	38,504	39,440
Average tangible common equity	$1,702,074	$1,666,151	$1,542,820	$1,509,473	$1,472,510	$1,684,211	$1,452,225

The following table presents a reconciliation of net cash flow available to common stockholders to net income available to common stockholders (in thousands):

						Six Months Ended
						June 30,
	2Q18	1Q18	4Q17	3Q17	2Q17	2018	2017
Net income available to common stockholders - as reported	$35,533	$68,937	$142,194	$58,841	$42,464	$104,470	$94,998
Plus other intangible amortization expense, net of tax benefit	1,498	1,503	1,286	1,325	1,356	3,000	2,714
Net cash flow available to common stockholders	$37,031	$70,440	$143,480	$60,166	$43,820	$107,470	$97,712

The following table presents a reconciliation of net income to operating earnings, excluding Mortgage Banking Segment (in thousands):

						Six Months Ended
						June 30,
	2Q18	1Q18	4Q17	3Q17	2Q17	2018	2017
Net income - as reported	$38,533	$56,757	$144,194	$60,843	$44,466	$95,290	$99,003
Less non-core items:
Net (loss) gain on investment securities	(86)	(174)	111	83	137	(260)	368
Net loss on disposal of other assets	(397)	(357)	(2,016)	(180)	(4)	(754)	(127)
Recovery of low to moderate income real estate investment	—	—	1,006	210	488	—	488
Increase (decrease) in market value of assets held in trust for deferred compensation - other operating income	462	(60)	912	796	669	402	1,630
Merger related and repositioning expenses	(24,944)	(644)	(944)	(1,579)	(7,166)	(25,588)	(7,424)
One-time bonuses	—	—	(2,700)	—	—
Branch exit and facilities impairment charges	—	—	—	(1,759)	—	—	—
Loss on extinguishment of debt	—	(3,136)	—	—	—	(3,136)	—
Contribution to MB Financial Charitable Foundation	—	—	(7,500)	—	—	—	—
(Increase) decrease in market value of assets held in trust for deferred compensation - other operating expense	(462)	60	(912)	(796)	(669)	(402)	(1,630)
Total non-core items	(25,427)	(4,311)	(12,043)	(3,225)	(6,545)	(29,738)	(6,695)
Income tax expense on non-core items	(5,905)	(1,153)	(4,618)	(1,283)	(2,598)	(7,058)	(2,657)
Income tax expense - other (1)	(843)	(2,544)	(104,239)	—	(655)	(3,387)	(2,104)
Non-core items, net of tax	(18,679)	(614)	96,814	(1,942)	(3,292)	(19,293)	(1,934)
Operating earnings	57,212	57,371	47,380	62,785	47,758	114,583	100,937
Operating (loss) earnings - Mortgage Banking Segment	(3,359)	(295)	(815)	2,217	2,413	(3,654)	4,092
Operating earnings, excluding Mortgage Banking Segment	60,571	57,666	48,195	60,568	45,345	118,237	96,845
Dividends on preferred shares	3,000	3,100	2,000	2,002	2,002	6,100	4,005
Operating earnings, excluding Mortgage Banking Segment, available to common stockholders	$57,571	$54,566	$46,195	$58,566	$43,343	$112,137	$92,840
Diluted earnings per common share - as reported	$0.42	$0.81	$1.67	$0.69	$0.50	$1.23	$1.12
Impact of return from preferred stockholders due to redemption	—	(0.18)	—	—	—	(0.18)	—
Impact of non-core items, net of tax	0.22	0.01	(1.14)	0.03	0.04	0.23	0.02
Impact of excluding operating (loss) earnings - Mortgage Banking Segment	0.04	—	0.01	(0.03)	(0.03)	0.04	(0.05)
Diluted operating earnings per common share, excluding Mortgage Banking Segment	$0.68	$0.64	$0.54	$0.69	$0.51	$1.32	$1.10
Weighted average common shares outstanding for diluted operating earnings per common share	85,251,810	84,896,401	84,964,759	84,779,797	84,767,414	85,074,626	84,773,271

(1)
The first and second quarters of 2018 and fourth quarter of 2017 include the reversal of deferred tax liability as a result of the decrease in Federal income tax rate effective January 1, 2018 due to the TCJ Act. The second quarter of 2018 reversal of $843 thousand was recognized as follows: $ 429 thousand of expense at the Banking Segment and $1.3 million reversal at the Leasing Segment. The first quarter 2018 reversal of $2.5 million was recognized at the Leasing Segment. The fourth quarter 2017 reversal of $104.2 million was recognized as follows: $6.5 million at our Banking Segment, $65.3 million at our Leasing Segment, and $32.4 million at our Mortgage Banking Segment. The first and second quarters of 2017 include reversals of tax liabilities no longer needed specifically related to two entities we acquired.

The following table presents a reconciliation of net income to operating earnings for our operating segments (in thousands):

						Six Months Ended
						June 30,
	2Q18	1Q18	4Q17	3Q17	2Q17	2018	2017
Banking Segment:
Net income - as reported	$47,893	$46,550	$43,435	$52,584	$37,899	$94,443	$84,853
Non-core items, net of tax	5,714	2,550	298	1,942	3,292	8,264	1,934
Operating earnings	$53,607	$49,100	$43,733	$54,526	$41,191	$102,707	$86,787

Leasing Segment:
Net income - as reported	$8,236	$11,110	$69,783	$6,042	$4,154	$19,346	$10,058
Non-core items, net of tax	(1,272)	(2,544)	(65,321)	—	—	(3,816)	—
Operating earnings	$6,964	$8,566	$4,462	$6,042	$4,154	$15,530	$10,058

Mortgage Banking Segment:
Net (loss) income - as reported	$(17,596)	$(903)	$30,976	$2,217	$2,413	$(18,499)	$4,092
Non-core items, net of tax	14,237	608	(31,791)	—	—	14,845	—
Operating (loss) earnings	$(3,359)	$(295)	$(815)	$2,217	$2,413	$(3,654)	$4,092

The following table presents the efficiency ratio calculation (dollars in thousands):

						Six Months Ended
						June 30,
	2Q18	1Q18	4Q17	3Q17	2Q17	2018	2017
Non-interest expense	$192,992	$167,886	$175,828	$162,961	$166,212	$360,878	$322,554
Less merger related and repositioning expenses	24,944	644	944	1,579	7,166	25,588	7,424
Less loss on extinguishment of debt	—	3,136	—	—	—	3,136	—
Less one-time bonuses	—	—	2,700	—	—	—	—
Less branch exit and facilities impairment charges	—	—	—	1,759	—	—	—
Less contribution to MB Financial Charitable Foundation	—	—	7,500	—	—	—	—
Less (decrease) increase in market value of assets held in trust for deferred compensation	462	(60)	912	796	669	402	1,630
Non-interest expense - as adjusted	$167,586	$164,166	$163,772	$158,827	$158,377	$331,752	$313,500

Net interest income	$159,069	$153,381	$153,393	$156,947	$148,994	$312,450	$292,037
Tax equivalent adjustment	3,129	3,122	6,483	6,657	6,800	6,251	13,721
Net interest income on a fully tax equivalent basis	162,198	156,503	159,876	163,604	155,794	318,701	305,758
Plus non-interest income	88,306	92,802	89,823	95,931	91,170	181,108	183,620
Plus tax equivalent adjustment on the increase in cash surrender value of life insurance	338	295	814	711	701	633	1,395
Less net (loss) gain on investment securities	(86)	(174)	111	83	137	(260)	368
Less net loss on disposal of other assets	(397)	(357)	(2,016)	(180)	(4)	(754)	(127)
Less recovery of low to moderate income real estate investment	—	—	1,006	210	488	—	488
Less (decrease) increase in market value of assets held in trust for deferred compensation	462	(60)	912	796	669	402	1,630
Non-interest income - as adjusted	88,665	93,688	90,624	95,733	90,581	182,353	182,656
Total revenue - as adjusted and on a fully tax equivalent basis	$250,863	$250,191	$250,500	$259,337	$246,375	$501,054	$488,414
Efficiency ratio	66.80%	65.62%	65.38%	61.24%	64.28%	66.21%	64.19%
Efficiency ratio (without adjustments)	78.02%	68.20%	72.29%	64.44%	69.21%	73.12%	67.81%

The following table presents the efficiency ratio, excluding the Mortgage Banking Segment calculation (dollars in thousands):

						Six Months Ended
						June 30,
	2Q18	1Q18	4Q17	3Q17	2Q17	2018	2017
Non-interest expense - as adjusted (1)	$167,586	$164,166	$163,772	$158,827	$158,377	$331,752	$313,500
Less Mortgage Banking Segment non-interest expense	33,611	35,928	34,397	35,449	36,407	69,539	71,066
Non-interest expense - as adjusted, less Mortgage Banking Segment	$133,975	$128,238	$129,375	$123,378	$121,970	$262,213	$242,434

Total revenue - as adjusted and on a fully tax equivalent basis (1)	$250,863	$250,191	$250,500	$259,337	$246,375	$501,054	$488,414
Less Mortgage Banking Segment net interest income	10,106	10,428	10,611	11,373	10,667	20,534	19,992
Less Mortgage Banking Segment non-interest income	18,937	25,048	22,374	28,243	30,152	43,985	58,608
Net interest income plus non-interest income - as adjusted, less Mortgage Banking Segment	$221,820	$214,715	$217,515	$219,721	$205,556	$436,535	$409,814
Efficiency ratio, excluding Mortgage Banking Segment	60.40%	59.72%	59.48%	56.15%	59.34%	60.07%	59.16%

(1)	See "Efficiency Ratio Calculation" table for reconciliation of this item.

The following table presents the annualized net non-interest expense to average assets ratio calculation (dollars in thousands):

						Six Months Ended
						June 30,
	2Q18	1Q18	4Q17	3Q17	2Q17	2018	2017
Non-interest expense - as adjusted (1)	$167,586	$164,166	$163,772	$158,827	$158,377	$331,752	$313,500
Less non-interest income - as adjusted (1)	88,665	93,688	90,624	95,733	90,581	182,353	182,656
Net non-interest expense - as adjusted	$78,921	$70,478	$73,148	$63,094	$67,796	$149,399	$130,844
Average assets	$20,157,187	$19,938,557	$20,166,673	$19,945,855	$19,389,463	$20,048,476	$19,197,290
Annualized net non-interest expense to average assets	1.57%	1.43%	1.44%	1.25%	1.40%	1.50%	1.37%
Annualized net non-interest expense to average assets (without adjustments)	2.08%	1.53%	1.69%	1.33%	1.55%	1.81%	1.46%

(1)	See "Efficiency Ratio Calculation" table for reconciliation of this item.

The following table presents the core non-interest income to revenues ratio calculation (dollars in thousands):

						Six Months Ended
						June 30,
	2Q18	1Q18	4Q17	3Q17	2Q17	2018	2017
Non-interest income - as adjusted (1)	$88,665	$93,688	$90,624	$95,733	$90,581	$182,353	$182,656
Total revenue - as adjusted and on a fully tax equivalent basis (1)	$250,863	$250,191	$250,500	$259,337	$246,375	$501,054	$488,414
Core non-interest income to revenues ratio	35.34%	37.45%	36.18%	36.91%	36.77%	36.39%	37.40%
Non-interest income to revenues ratio (without adjustments)	35.70%	37.70%	36.93%	37.94%	37.96%	36.69%	38.60%

(1)	See "Efficiency Ratio Calculation" table for reconciliation of this item.

The following table presents the core non-interest income to revenues ratio, excluding the Mortgage Banking Segment calculation (dollars in thousands):

						Six Months Ended
						June 30,
	2Q18	1Q18	4Q17	3Q17	2Q17	2018	2017
Non-interest income - as adjusted (1)	$88,665	$93,688	$90,624	$95,733	$90,581	$182,353	$182,656
Less Mortgage Banking Segment non-interest income	18,937	25,048	22,374	28,243	30,152	43,985	58,608
Non-interest income - as adjusted, less Mortgage Banking Segment	$69,728	$68,640	$68,250	$67,490	$60,429	$138,368	$124,048

Total revenue - as adjusted and on a fully tax equivalent basis (1)	$250,863	$250,191	$250,500	$259,337	$246,375	$501,054	$488,414
Less Mortgage Banking Segment net interest income	10,106	10,428	10,611	11,373	10,667	20,534	19,992
Less Mortgage Banking Segment non-interest income	18,937	25,048	22,374	28,243	30,152	43,985	58,608
Total revenue - as adjusted and on a fully tax equivalent basis, less Mortgage Banking Segment	$221,820	$214,715	$217,515	$219,721	$205,556	$436,535	$409,814

Core non-interest income to revenues ratio, excluding Mortgage Banking Segment	31.43%	31.97%	31.38%	30.72%	29.40%	31.70%	30.27%

(1)	See "Efficiency Ratio Calculation" table for reconciliation of this item.